Exhibit 21.1

Subsidiaries of the Registrant

Name of the Subsidiary	State or Other Jurisdiction of Incorporation or Organization

GEN Restaurant Group, LLC	California
JC Group International Inc.	California
GEN Restaurant Investment, LLC	California
GEN California, LLC	California
GEN Arizona, LLC	Arizona
GEN Nevada, LLC	Nevada
GEN Alhambra, LLC	Delaware
GEN Cerritos, LLC	Delaware
GEN Torrance, LLC	Delaware
GEN Rancho Cucamonga, LP	Delaware
GEN San Jose, LP	Delaware
GEN Northridge, LP	Delaware
GEN Chino Hills, LP	Delaware
GEN Carrollton, LP	Delaware
GEN Fremont, LP	Delaware
GEN Concord, LP	Delaware
GEN Webster, LP	Texas
GEN Westgate, LP	Delaware
GEN Manhattan NYU, L.P.	New York
GEN Mountain View, LP	Delaware
GKBH Restaurant, LLC	Hawaii
GEN Hawaii, LLC	Delaware
GEN Online, LLC	Delaware
GEN Sacramento LP	Delaware
GEN Pearlridge, LLC	Hawaii
GEN Frisco LP	Texas
GEN Houston LLC	Texas
GEN Texas LLC	Texas
GEN Master, LLC	Nevada
GEN Restaurant Management, LLC	Delaware
GEN Cerritos II, LP	California
GEN Chandler LLC	Arizona
GEN Fort Lauderdale, LP	Florida